SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                        October 12, 1999 (July 27, 1999)



                                  EQUITEX, INC.
             (Exact name of registrant as specified in its charter)


Delaware                            0-12374                           84-0905189
--------------------------------------------------------------------------------
(State or other                   (Commission                   (I.R.S. Employer
jurisdiction                     File Number)               Identification No.)
of incorporation)




                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                ------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (303) 796-8940





         (Former name or former address, if changed since last report.)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

         As described in the Registrant's Current Report on Form 8-K filed on August 11, 1999 (the "Initial 8-K") effective July 27, 1999, the Registrant's majority owned subsidiary, VP Sports, Inc. ("VP"), completed an acquisition pursuant to which Victoria Precision, Inc. ("Victoria"), a corporation incorporated under the laws of the Province of Quebec, merged with and into a wholly-owned subsidiary of VP, 9066-8609 Quebec Inc., a corporation incorporated under the laws of the Province of Quebec. VP acquired all of the capital stock of Victoria from its existing stockholders, 141982 Canada Inc., a corporation incorporated under the laws of Canada, and Mr. Philip Stanimir. Total invested proceeds were approximately $6,000,000 CDN resulting in ownership of all of the assets, liabilities and business operations of Victoria. The transaction included future rights to a four-year international consulting and non-compete agreement with PS Consulting Inc. of which Philip Stanimir is a principal. Of the purchase price, $4,700,000 CDN was paid in cash at closing with the remaining $1,300,000 paid in the form of a promissory note bearing interest at 6% per annum payable in equal installments at 6 and 12 months following the closing. VP utilized cash on hand for payment of the $4,700,000 CDN cash payment. The merger consideration was determined as a result of arms' length negotiation between VP and Victoria and no relationship existed between the companies prior to this transaction.

         Victoria is a Canadian manufacturer and distributor of a broad range of bicycles and tricycles. All production and assembly is performed in Victoria's 175,000 square foot manufacturing facility in Montreal, Quebec, Canada. Victoria is the second largest manufacturer of bicycles in Canada. Victoria targets the low to middle price ranges of the bicycle market, manufacturing durable, precision crafted bicycles and tricycles priced to retail up to $600 CDN per unit. Victoria has a product assortment of more than 90 models of bicycles ranging from adult mountain and hybrid bicycles to juvenile and children's bicycles, BMX bikes and tricycles. VP will continue the operations of Victoria.

         This Current Report on Form 8-K/A amends and supplements the Initial 8-K to include financial statements and pro forma financial information permitted pursuant to Item 7 of Form 8-K to be excluded from the Initial Form 8-K and required to be filed by amendment to the Initial Form 8-K not later that 60 days after the date the initial Form 8-K was required to be filed.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)     Financial Statements of the Business Acquired

                    Pursuant  to  paragraph  (a)(4) of Item 7 of Form  8-K,  the attached financial statements were omitted from the disclosure contained in the Company's Current report on Form 8-K filed with the Securities and Exchange Commission on August 11, 1999. Attached hereto as are the audited financial statements of Victoria Prescision, Inc. for the year ended July 31, 1999.


            (b)     Pro Forma Financial Information

                    Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the following pro forma financial information was omitted from the disclosures contained in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 1999. Attached hereto are the unaudited pro forma condensed consolidated balance sheet as of June 30, 1999, and the statements of operations for the year ended December 31, 1998, and the six months ended June 30, 1999, reflecting the acquisition of Victoria Precision, Inc., and including the notes to the unaudited pro forma financial statements.

                             VICTORIA PRECISION INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               AS AT JULY 31, 1999

                                AUDITORS' REPORT



The Shareholders
Victoria Precision Inc.


             We have audited the consolidated balance sheet of Victoria Precision Inc. as at July 31, 1999 and the consolidated statements of earnings and retained earnings and changes in cash resources for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

             We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

             In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 1999 and the results of its operations and the changes in its cash resources for the year then ended in accordance with generally accepted accounting principles.


/S/ HORWATH APPEL & PARTNERS

Montreal, Quebec
September 30, 1999                                         Chartered Accountants

AUDITORS' REPORT TO THE SHAREHOLDER


We have audited the consolidated balance sheet of Victoria Precision Inc. as at July 31, 1998 and the consolidated statements of earnings and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and have obtained all the information and explanations we have required. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, and according to the best of our information and the explanations given to us, and as shown by the books of the Company, these consolidated financial statements are properly drawn up so as to exhibit a true and correct view of the state of affairs of the Company as at July 31, 1998 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles.


KPMG LLP

Chartered Accountants



Montreal, Canada

September 30, 1998

                             VICTORIA PRECISION INC.

                           CONSOLIDATED BALANCE SHEET

                               AS AT JULY 31, 1999

                                                         1999           1998
                                                           $              $
                                     ASSETS
CURRENT
     Cash- .......................................          --        2,143,871
     Accounts receivable (Note 2) ................     2,820,788      2,792,556
     Current portion of loan to a director .......        15,000         15,000
     Income taxes recoverable ....................        96,743         59,009
     Inventories (Note 3) ........................     1,659,273      1,653,667
     Prepaid expenses ............................       171,114        147,075
                                                     -----------    -----------
                                                       4,762,918      6,811,178
LOAN TO A DIRECTOR ...............................       135,000        150,000
DEFERRED FINANCE CHARGES .........................       486,034           --
CAPITAL ASSETS (NOTE 4) ..........................     3,228,188      3,432,283
                                                     -----------    -----------

                                                       8,612,140     10,393,461
                                                     ===========    ===========
                                   LIABILITIES
CURRENT
     Bank indebtedness (Note 5) ..................     1,342,006           --
     Accounts payable and accrued liabilities ....     1,232,699      1,423,833
     Current portion of long-term debt (Note 6) ..       660,594        206,900
                                                     -----------    -----------
                                                       3,235,299      1,630,733
                                                     -----------    -----------
NON-CURRENT
     Loan from parent company ....................       800,127           --
     Long-term debt (Note 6) .....................     2,710,598      1,371,192
                                                     -----------    -----------
                                                       3,510,725      1,371,192
                                                     -----------    -----------
DEFERRED INCOME TAXES ............................       625,673        648,414
                                                     -----------    -----------

                              SHAREHOLDERS' EQUITY
CAPITAL STOCK (NOTE 7) ...........................     1,696,812      1,696,812
(DEFICIT) RETAINED EARNINGS ......................      (456,369)     5,046,310
                                                     -----------    -----------
     Total shareholders' equity ..................     1,240,443      6,743,122
                                                     -----------    -----------
                                                       8,612,140     10,393,461
                                                     ===========    ===========

On behalf of the Board:

_______________________ Director

                             VICTORIA PRECISION INC.

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS

                        FOR THE YEAR ENDED JULY 31, 1999


                                                         1999           1998
                                                           $              $

GROSS SALES ......................................    21,507,961     23,143,198

VOLUME AND ADVERTISING REBATES ...................      (457,416)      (407,493)
                                                     -----------    -----------

NET SALES ........................................    21,050,545     22,735,705

COST OF SALES (including amortization of $324,094;
     1998 - $340,716) ............................    18,115,915     19,940,839
                                                     -----------    -----------

GROSS PROFIT .....................................     2,934,630      2,794,866
                                                     -----------    -----------

EXPENSES
     Selling, general and administrative expenses      2,057,664      2,006,392
     Interest expense (1) ........................     1,096,945        555,199
     Interest income .............................      (329,217)       (48,564)
                                                     -----------    -----------

                                                       2,825,392      2,513,027
                                                     -----------    -----------
EARNINGS BEFORE PROVISION FOR INCOME TAXES .......       109,238        281,839
                                                     -----------    -----------

PROVISION FOR INCOME TAXES
     Current .....................................        34,658         97,500
     Deferred ....................................       (22,741)       (26,000)
                                                     -----------    -----------

                                                          11,917         71,500
                                                     -----------    -----------

NET EARNINGS .....................................        97,321        210,339

RETAINED EARNINGS - BEGINNING OF YEAR ............     5,046,310      4,835,971

DIVIDEND PAID ....................................    (5,600,000)          --
                                                     -----------    -----------

(DEFICIT) RETAINED EARNINGS - END OF YEAR ........      (456,369)     5,046,310
                                                     ===========    ===========


(1)  Includes interest on long-term debt of 1999 - $145,564; 1998 - 168,545

                             VICTORIA PRECISION INC.

               CONSOLIDATED STATEMENT OF CHANGES IN CASH RESOURCES

                        FOR THE YEAR ENDED JULY 31, 1999


                                                         1999           1998
                                                           $              $

CASH PROVIDED BY (USED FOR) OPERATIONS
     Net earnings ................................        97,321        210,339
     Add (deduct) items not affecting cash:
         Amortization ............................       370,018        403,480
         Deferred income taxes ...................       (22,741)       (26,000)
                                                     -----------    -----------

                                                         444,598        587,819

     Net change in non-cash assets and liabilities
         related to operations (Note 8) ..........      (286,745)     2,117,962
                                                     -----------    -----------

     Cash provided by operations .................       157,853      2,705,781
                                                     -----------    -----------

CASH PROVIDED BY (USED FOR) INVESTMENT
     Additions to capital assets .................      (165,923)       (43,660)
     Repayment of loan to a director .............        15,000         15,000
     Increase in loan from parent company ........       800,127           --
                                                     -----------    -----------

     Cash provided by (used for) investment ......       649,204        (28,660)
                                                     -----------    -----------

CASH PROVIDED BY (USED FOR) FINANCING
     Dividend paid ...............................    (5,600,000)          --
     Repayment of long-term debt .................      (206,900)      (184,140)
     Proceeds of long-term debt ..................     2,000,000           --
     Increase in deferred finance charges ........      (486,034)          --
                                                     -----------    -----------

     Cash used for financing .....................    (4,292,934)      (184,140)
                                                     -----------    -----------

(DECREASE) INCREASE IN CASH FOR THE YEAR .........    (3,485,877)     2,492,981

CASH (BANK INDEBTEDNESS) - BEGINNING OF YEAR .....     2,143,871       (349,110)
                                                     -----------    -----------

(BANK INDEBTEDNESS) CASH - END OF YEAR ...........    (1,342,006)     2,143,871
                                                     ===========    ===========

                             VICTORIA PRECISION INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               AS AT JULY 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Victoria Precision Ontario Inc. All intercompany accounts and transactions have been eliminated.

     b)  Inventories

         Raw materials are valued at the lower of cost and replacement cost. Work in process and finished goods are valued at the lower of cost and net realizable value.

     c)  Deferred Finance Charges

         The finance charges incurred for restructuring the financing of the Company have been capitalized and will be amortized to earnings on a straight line basis over a period of 5 years commencing in the year 2000.

     d)  Amortization

         Capital assets additions are recorded at cost. Government assistance relating to the acquisition of capital assets is recorded as a deduction from the cost of the assets acquired. Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

              Building                                      40 years
              Machinery and equipment                       15 years
              Tooling and dies                               5 years
              Furniture and fixtures                        10 years
              Computer                                       5 years
              Vehicles                                       4 years
              Leasehold improvements                         4 years

                             VICTORIA PRECISION INC.

                               AS AT JULY 31, 1999


     e)  Translation of Foreign Currencies

         Monetary items denominated in foreign currencies are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date. Non-monetary items denominated in foreign currencies are translated into Canadian dollars at the approximate rate of exchange in effect at the transaction date. Any revenue or expense resulting from a transaction made in a foreign currency is translated into Canadian dollars at the approximate rate of exchange in effect on the date of the transaction. Foreign exchange gains or losses resulting from the translation or the settlement of a monetary item in a foreign currency are included in the determination of net earnings.

     f)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACCOUNTS RECEIVABLE
                                                        1999            1998
                                                          $               $
    Trade .......................................     2,746,899       2,857,786
    Allowance for doubtful accounts .............      (106,059)       (132,884)
    Other .......................................       179,948          67,654
                                                     ----------      ----------
                                                      2,820,788       2,792,556
                                                     ==========      ==========

3. INVENTORIES
                                                        1999            1998
                                                          $               $
    Raw materials ...............................       734,594         885,061
    Work in process .............................        72,492         266,390
    Finished goods ..............................       852,187         502,216
                                                     ----------      ----------
                                                      1,659,273       1,653,667
                                                     ==========      ==========

                             VICTORIA PRECISION INC.

                               AS AT JULY 31, 1999

4. CAPITAL ASSETS                                       1999        1998
                                             Accum.     Net book    Net book
                                  Cost       amort.      value       value
                                   $           $           $           $
    Land ..................      149,000        --       149,000     149,000
    Building 2,155,747 ....    1,077,035   1,078,712   1,132,606
    Machinery and equipment    5,002,683   3,187,897   1,814,786   1,938,986
    Tooling and dies ......    1,289,582   1,192,075      97,507     118,035
    Furniture and fixtures       214,797     196,404      18,393      15,788
    Computer 261,838 ......      219,490      42,348      17,233
    Automobiles ...........      203,576     203,576        --         5,751
    Leasehold improvements       109,768      82,326      27,442      54,884
                               ---------   ---------   ---------   ---------
                               9,386,991   6,158,803   3,228,188   3,432,283
                               =========   =========   =========   =========

5. BANK INDEBTEDNESS

     Accounts receivable, inventories and a first ranking moveable hypothec providing for a universal charge over the assets of the Company have been pledged as collateral against bank indebtedness.

6. LONG-TERM DEBT
                                                        1999            1998
                                                          $               $

     Bank term loan bearing interest at prime rate
     plus 1.50% repayable in 60 monthly principal
     installments of $33,333 plus interest,
     commencing August 1999, subject to the same
     security as described in note 5 and maturing
     July 2004.                                       2,000,000            --

     Mortgage bearing interest at 12% per annum,
     repayable in monthly installments of principal
     and interest of $29,540. The mortgage matures
     August 1, 2003 and is secured by land and
     building.                                        1,146,192       1,353,092

     Government loan, non-interest bearing, due in
     eight equal annual installments commencing
     April 30, 2000.                                    225,000         225,000
                                                     ----------      ----------

                                                      3,371,192       1,578,092

     Current portion of long-term debt                  660,594         206,900
                                                     ----------      ----------

                                                      2,710,598       1,371,192
                                                     ==========      ==========

              VICTORIA PRECISION INC.

                AS AT JULY 31, 1999

6. LONG-TERM DEBT - CONT'D

         Principal payments due on long-term debt in each of the next five years and thereafter are as follows:

                                                                 $
                  2000                                        660,594
                  2001                                        689,327
                  2002                                        721,612
                  2003                                        757,888
                  2004                                        428,141
                  Thereafter                                  113,630
                                                            ---------
                                                            3,371,192
                                                            =========
7. CAPITAL STOCK

     a) Pursuant to a Certificate of Amalgamation issued under Part 1A of the Quebec Companies Act, the Company was amalgamated with 9066-8609 Quebec Inc on July 30, 1999. The operations of the amalgamating companies have been continued by Victoria Precision Inc.

     b)  Authorized:

              Unlimited number of participating,
                        voting Class "A" shares

              Unlimited number of 8% annually,
                        non-cumulative,
                        non-participating,
                        non-voting, redeemable at
                        the option of the Company
                        and the shareholder at
                        amount paid thereon Class
                        "B" shares

              Unlimited number of 8% monthly,
                        non-cumulative,
                        non-participating, voting,
                        redeemable at the option
                        of the Company and the
                        shareholder at amount paid
                        thereon Class "C" shares.

                                                        1999            1998
                                                          $              $
              Issued and fully paid:
                        140,001 Class "A" shares      1,696,812          -
                        1,839 Series 1 preferred
                         shares                            --           183,900
                        14,200 Series 4 preferred
                         shares                            --         1,420,000
                        3,826 Series 5 preferred
                         shares                            --           382,600
                        60 common shares                   --               600
                        Excess of stated capital
                         over recorded
                         share capital for accounting
                         purposes                          --          (290,288)
                                                     ----------      ----------
                                                      1,696,812       1,696,812
                                                     ==========      ==========

              VICTORIA PRECISION INC.

                AS AT JULY 31, 1999


7. CAPITAL STOCK - CONT'D

     c) On July 30, 1999, the Company exchanged 1,839 Series 1 preferred shares, 14,200 Series 4 preferred shares, 3,826 Series 5 preferred shares and 60 common shares for 140,001 Class "A" shares of the new amalgamated Company.


8. NET CHANGE IN NON-CASH ASSETS AND LIABILITIES
       RELATED TO OPERATIONS
                                                        1999            1998
                                                          $               $

     (Increase) decrease in accounts receivable         (28,232)        632,928
     Increase in income taxes recoverable               (37,734)       (163,079)
     (Increase) decrease in inventories                  (5,606)      1,458,167
     Increase in prepaid expenses                       (24,039)           (321)
     (Decrease) increase in accounts payable and
       accrued liabilities                             (191,134)         90,267
                                                     ----------      ----------
                                                       (286,745)      2,117,962
                                                     ==========      ==========


9. FINANCIAL INSTRUMENTS

     a)  Credit Risk

         Due to the seasonality and nature of the business, a significant portion of the Company's sales were made to five unrelated companies, the most significant of which represented approximately 41% of the year's sales. As at July 31, 1999, approximately 19% of trade receivables outstanding are due from five unrelated customers.

         Credit risk results from the possibility that a loss may occur from the failure of another party to adhere to payment terms. To lower this risk, the Company's extension of credit is based on an evaluation of each customer's financial condition. Management reviews the ageing of trade accounts receivable and other factors related to the risk that customer accounts may not be paid in full and, when appropriate, reduces the carrying value to provide for possible loss.

     b)  Interest Rate Risk

         The Company's principal exposure to interest rate fluctuations is with respect to its short-term financing which bear interest at floating rates.

                             VICTORIA PRECISION INC.

                               AS AT JULY 31, 1999


9. FINANCIAL INSTRUMENTS - CONT'D


     c)  Fair Value Disclosure

         Fair value estimates are made as of a specific point in time, using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

         The Company has estimated that the carrying value of its short-term assets and liabilities approximates their fair values as at July 31, 1999 due to settlement in the short-term of these financial instruments.

         The fair value and carrying value of other financial instruments are presented below:

                                        1999                      1998
                               Carrying       Fair       Carrying       Fair
                                 Value        value        value        value
                                   $            $            $            $

         Mortgage              1,146,192    1,245,000    1,353,092    1,500,000
                               =========   ==========    =========    =========

         The fair value of the mortgage has been calculated using the present value of future payments of principal and interest discounted at the current market rates of interest available to the Company for the same or similar debt instruments with the same remaining maturities.

         The fair value of the government loan could not be determined because an independently verifiable market value for a similar debt instruments is not available.

     d)  Foreign Currency Risk

         Approximately 68% of the Company's purchases of bicycle components are denominated in foreign currencies. Depending on the purchase transaction, the Company may use forward foreign exchange contracts to hedge the risk related to the fluctuation of exchange rates between the date of the purchase transaction and the payment date. At July 31, 1999, there were no contracts outstanding.

                             VICTORIA PRECISION INC.

                               AS AT JULY 31, 1999


10. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Data-sensitive systems may recognize the Year 2000 as 1900 or some other date, resulting in errors when information using Year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect an entity's ability to conduct normal business operation. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the effort of customers, suppliers, or other third parties, will be fully resolved.


11. COMPARATIVE FIGURES

         The 1998  comparative  figures were  reported on by other  auditors and
         have  been   reclassified   where   applicable   to  conform  with  the
         presentation used in the current year.

                             VICTORIA PRECISION INC.

                     CONSOLIDATED SCHEDULE OF COST OF SALES

                        FOR THE YEAR ENDED JULY 31, 1999

                                                        1999              1998
                                                          $                 $
    INVENTORIES - BEGINNING OF YEAR                   1,653,667       3,111,834
                                                     ----------      ----------
    Purchases                                        11,882,335      11,286,416
                                                     ----------      ----------
    Direct labor                                      3,271,449       3,478,856
                                                     ----------      ----------

    FACTORY OVERHEAD
     Indirect labor                                   1,572,631       1,563,797
     Insurance                                           53,868          54,016
     Taxes                                              196,026         184,778
     Outside warehousing                                190,371         163,344
     Utilities                                          241,025         239,779
     Factory expense and repairs                        325,219         242,751
     Wage levies                                        268,760         255,761
     Amortization - building                             53,894          53,984
     Amortization - machinery and equipment             217,496         234,028
     Amortization - tooling and dies                     52,704          52,704
     Applied overhead                                   (37,087)         (9,463)
                                                     ----------      ----------
                                                      3,134,907       3,035,479
                                                     ----------      ----------
    INVENTORIES - END OF YEAR                         1,659,273       1,653,667
                                                     ----------      ----------
    COST OF SALES FROM OPERATIONS                    18,283,085      19,258,918
                                                     ----------      ----------
    FOREIGN EXCHANGE IN EXCESS OF BUDGET               (167,170)        681,921
                                                     ----------      ----------
                                                     18,115,915      19,940,839
                                                     ----------      ----------

                                                   1999                1998
                                                $         %        $         %
    By components (% of sales):
     Material content                      11,876,729  (55.2) 12,744,583  (55.1)
     Direct labour                          3,271,449  (15.2)  3,478,856  (15.0)
     Overhead                               3,134,907  (14.6)  3,035,479  (13.1)
                                           ----------  ------ ----------  ------

     Cost of sales from operations         18,283,085  (85.0) 19,258,918  (83.2)
     Foreign exchange in excess of budget    (167,170)  (0.8)    681,921   (3.0)
                                           ----------  ------ ----------  ------

     Cost of sales                         18,115,915  (84.2) 19,940,839  (86.2)
                                           ==========  ====== ==========  ======

     Gross sales                           21,507,961         23,143,198
                                           ==========         ==========

                             VICTORIA PRECISION INC.

                  CONSOLIDATED SCHEDULE OF SELLING, GENERAL AND
                             ADMINISTRATIVE EXPENSES

                        FOR THE YEAR ENDED JULY 31, 1999


                                                        1999            1998
                                                          $               $

    SELLING
     Selling salaries                                   120,234         147,117
     Commissions                                        164,460         146,039
     Traveling and selling                              177,709         183,298
     Vehicle and delivery                               270,209         159,982
     Advertising                                         50,164          43,533
     Amortization - vehicles                              5,750          21,113
                                                     ----------      ----------
                                                        788,526         701,082
                                                     ----------      ----------

    GENERAL AND ADMINISTRATIVE
     Administrative salaries                            475,826         465,690
     Office salaries                                    431,492         442,112
     Telephone                                           27,046          30,252
     Office                                              84,618          94,127
     Professional fees                                  119,627         124,544
     General                                              1,500          76,890
     Amortization - furniture and fixtures                6,465           7,498
     Amortization - computer                              6,267           6,711
     Amortization - leasehold improvements               27,442          27,442
     Bad debts                                           57,179          (3,391)
     Bank charges                                        31,676          33,435
                                                     ----------      ----------
                                                      1,269,138       1,305,310
                                                     ----------      ----------
    TOTAL SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                          2,057,664       2,006,392
                                                     ==========      ==========

                         EQUITEX, INC. AND SUBSIDIARIES

                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                       SIX MONTHS ENDED JUNE 30, 1999, AND
                          YEAR ENDED DECEMBER 31, 1998

Effective  July 27, 1999,  Equitex,  Inc. (the  "Registrant",  or the "Company")
through its majority-owned subsidiary, VP Sports, Inc. ("VP") and VP's wholly-owned subsidiary 9066- 8609 Quebec Inc., a Canadian corporation, acquired all of the outstanding common shares of Victoria Precision Inc. ("Victoria"), also a Canadian corporation, incorporated under the laws of the Province of Quebec, as well as the rights to a four-year international consulting and non-compete agreement. The transaction was accounted for as a purchase, and the total purchase price was $3,966,600 ($6,000,000 CDN).

In order to finance the acquisition, in June 1999 VP authorized a private placement of up to 40 units in exchange for cash of $5,000,000. Each unit consists of 100 shares of $1,000 per share 8% secured convertible preferred stock, 12,500 shares of VP common shares at $2 per share, and warrants to purchase 287,500 shares of VP common stock at $.10 per shares. As of June 30, 1999, VP had sold 18.37 units for $2,269,250, and warrants to purchase 575,000 shares of VP common stock had been exercised resulting in proceeds of $57,500. Subsequent to June 30, 1999, VP sold an additional 17.38 units for $2,172,500, and warrants to purchase 1,725,000 shares of VP common stock had been exercised in exchange for $172,500.

As a result of the private placement of 35.75 units, the exercise of warrants to purchase 2,300,000 shares of VP common stock, and the issuance of 560,763 shares of VP common stock under an employment agreement entered in connection with the acquisition, the Company's investment in VP was reduced from approximately 87% at December 31, 1998, to approximately 35.7%. Due to the change in ownership percentage, the Company changed its method of accounting for its investment in VP to the equity method of accounting from consolidation.

The accompanying unaudited condensed pro forma consolidated balance sheet gives effect to the acquisition as if the purchase had been consummated on June 30, 1999. The accompanying unaudited condensed pro forma consolidated statements of operations for the six months ended June 30, 1999, and the year ended December 31, 1998, give effect to the acquisition as if the purchase had been consummated on January 1, 1999, and January 1, 1998, respectively.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Victoria (included herein) as well as those of the Company. The unaudited pro forma financial statements do not purport to be indicative of the financial position or results of operations that actually would have occurred had the acquisition been in effect during the periods presented, or to project the Company's financial position or results of operations to any future period.

                         EQUITEX, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999


                                          Historical                                            Accounting for the
                                  ---------------------------                                    pro forma effects
                                                                                                 of the Company's
                                 Equitex, Inc.                   Pro forma                        investment in
                                     and          Victoria      adjustments                       VP Sports, Inc.       Pro forma
                                  subsidiaries  Precision Inc.  ------------         Pro forma     ------------         combined
           ASSETS                June 30, 1999  July 31, 1999      Note 1            combined        Note 2            as adjusted
                                  ------------   ------------   ------------        ------------   ------------        ------------
Cash and cash equivalents         $  3,765,658                  $  2,345,000   (1)  $  3,003,488   $ (1,769,080)  (7)  $  1,234,408
                                                                  (3,107,170)  (2)
Accounts, advances, and
  loans receivable                     939,901   $  1,911,083                          2,850,984     (1,911,083)  (7)       939,901
Inventories                            150,279      1,124,157                          1,274,436     (1,124,157)  (7)       150,279
Prepaid expenses and other             112,418        126,092                            238,510       (126,092)  (7)       112,418
Notes receivable, net                2,934,844                                         2,934,844                          2,934,844
Investments, trading securities      1,269,621                                         1,269,621                          1,269,621
                                  ------------   ------------   ------------        ------------   ------------        ------------
      Total current assets           9,172,721      3,161,332       (762,170)         11,571,883     (4,930,412)          6,641,471

Fixed assets, net                      158,075      2,187,099                          2,345,174     (2,187,099)  (7)       158,075
Other assets                         1,201,500        420,751                          1,622,251       (420,751)  (7)     1,085,500
                                                                                                       (116,000)  (7)
Receivables from VP Sports, Inc.                                                                        173,652   (7)       173,652
Investment in VP Sports, Inc.                                      3,966,600   (2)                    3,165,823   (7)     3,415,823
                                                                  (3,966,600)  (2)                      250,000   (7)
Intangible and other assets          1,495,223                     3,165,823   (2)     4,661,046     (3,165,823)  (7)     1,495,223

                                  ------------   ------------   ------------        ------------   ------------        ------------
Total assets                      $ 12,027,519   $  5,769,181   $  2,403,653        $ 20,200,353   $ (7,230,609)       $ 12,969,744
                                  ============   ============   ============        ============   ============        ============
LIABILITIES AND
 STOCKHOLDERS' EQUITY

Accounts payable and
  accrued expenses                $    793,200   $    797,079                       $  1,590,279   $   (797,079)  (7)  $    792,871
                                                                                                           (329)  (7)
Notes payable                          426,598      1,336,034                          1,762,632     (1,336,034)  (7)       426,598
Note payable to Seller,
  current portion                            0              0   $    429,715   (2)       429,715              0             429,715
                                  ------------   ------------   ------------        ------------   ------------        ------------
      Total current liabilities      1,219,798      2,133,113        429,715           3,782,626      2,133,442)          1,649,184

Deferred income taxes                                 436,048                            436,048       (436,048)  (7)             0
Note payable to Seller,
  net of current portion                                             429,715   (2)       429,715                            429,715
Long-term debt and
  notes payable                                     2,399,244                          2,399,244     (2,399,244)  (7)            0
                                  ------------   ------------   ------------        ------------   ------------        ------------
Total liabilities                    1,219,798      4,968,405        859,430           7,047,633     (4,968,734)          2,078,899

Minority interest                      738,703                                           738,703                            738,703

Stockholders' equity                10,069,018        800,777      2,345,000   (1)    12,414,017     (2,261,875)  (7)    10,152,142
                                                                    (800,777)  (2)
                                                                  (1,121,526)  (3)
                                                                   1,121,526   (3)
                                  ------------   ------------   ------------        ------------   ------------        ------------
Total liabilities and
  stockholders' equity            $ 12,027,519   $  5,769,181   $  2,403,653        $ 20,200,353   $ (7,230,609)       $ 12,969,744
                                  ============   ============   ============        ============   ============        ============

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999

                                          Historical                                            Accounting for the
                                  ---------------------------                                    pro forma effects
                                                                                                 of the Company's
                                 Equitex, Inc.                   Pro forma                        investment in
                                     and          Victoria      adjustments                       VP Sports, Inc.       Pro forma
                                  subsidiaries  Precision Inc.  ------------         Pro forma     ------------         combined
           ASSETS                June 30, 1999  July 31, 1999      Note 1            combined        Note 2            as adjusted
                                  ------------   ------------   ------------        ------------   ------------        ------------
Revenues                          $    654,651   $ 11,836,767                       $ 12,491,418   $(11,836,767)  (7)  $    654,651
Cost of sales                          242,552     10,197,011                         10,439,563    (10,197,011)  (7)       242,552
                                  ------------   ------------   ------------        ------------   ------------        ------------
Gross profit                           412,099      1,639,756                          2,051,855     (1,639,756)            412,099
                                  ------------   ------------   ------------        ------------   ------------        ------------
Selling, general, and
  administrative
  expenses                           1,747,272        779,711  $     352,000   (4)     3,065,903       (779,711)  (7)     2,282,815
                                                                     186,920   (6)                       (3,377)  (7)
Unrealized holding gains
   on trading securities              (177,810)                                         (177,810)                          (177,810)
Equity earnings in
  VP Sports, Inc.                                                                                      (153,844)  (7)      (153,844)
Interest expense                        27,552        282,642         25,780   (5)       335,974       (282,642)  (7)        47,184
                                                                                               0         (6,148)  (7)             0
                                  ------------   ------------   ------------        ------------   ------------        ------------
                                     1,597,014      1,062,353        564,700           3,224,067     (1,225,722)          1,998,345
                                  ------------   ------------   ------------        ------------   ------------        ------------
Income (loss) before
   minority interest and taxes      (1,184,915)       577,403       (564,700)         (1,172,212)      (414,033)         (1,586,245)
Minority interest                       28,047              0              0              28,047                             28,047
                                  ------------   ------------   ------------        ------------   ------------        ------------
Income (loss) before taxes          (1,156,868)       577,403       (564,700)         (1,144,165)      (414,033)         (1,558,198)

Provision for income taxes                            146,467                            146,467       (146,467)  (7)             0
                                  ------------   ------------   ------------        ------------   ------------        ------------

Net income (loss)                   (1,156,868)       430,936       (590,485)         (1,290,632)      (267,566)         (1,558,198)
Other comprehensive income,
   net of tax                           15,623                                            15,623                             15,623
                                  ------------   ------------   ------------        ------------   ------------        ------------
Comprehensive income (loss)       $ (1,141,245)  $    430,936   $   (564,700)       $ (1,275,009)      (267,566)       $ (1,542,575)
                                  ============   ============   ============        ============   ============        ============
Net loss per share, basic and
  fully diluted                   $      (0.19)                                                                        $      (0.25)
                                  ============                                                                         ============
Weighted average number of
  common shares outstanding          6,236,754                                                                            6,236,754
                                  ============                                                                         ============

                         EQUITEX, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998


                                          Historical                                            Accounting for the
                                  ---------------------------                                    pro forma effects
                                                                                                 of the Company's
                                 Equitex, Inc.                   Pro forma                        investment in
                                     and          Victoria      adjustments                       VP Sports, Inc.       Pro forma
                                  subsidiaries  Precision Inc.  ------------         Pro forma     ------------         combined
           ASSETS                June 30, 1999  July 31, 1999      Note 1            combined        Note 2            as adjusted
                                  ------------   ------------   ------------        ------------   ------------        ------------
Revenues                          $    447,840   $ 15,340,839                       $ 15,788,679   $(15,340,839)  (7)  $    447,840
Cost of sales                                0     13,412,007                         13,412,007    (13,412,007)  (7)             0
                                  ------------   ------------   ------------        ------------   ------------        ------------
Gross profit                           447,840      1,928,831                          2,376,671     (1,928,831)            447,840
                                  ------------   ------------   ------------        ------------   ------------        ------------

Selling, general, and
  administrative
  expenses                           2,317,243      1,367,702   $    704,000   (4)     4,762,785     (1,367,702)  (7)     3,200,068
                                                                     373,840   (5)                     (195,015)  (7)
Net realized gain on investments    (1,108,340)                                       (1,108,340)                        (1,108,340)
Decrease in unrealized
  appreciation of investments       1,056,054                                          1,056,054                          1,056,054
Equity earnings in
  VP Sports, Inc.                                                                                       (29,055)  (7)       (29,055)
Interest expense                       101,002        463,180         38,670   (5)       602,852       (463,180)  (7)       135,196
                                                                                                         (4,476)  (7)
                                  ------------   ------------   ------------        ------------   ------------        ------------
                                     2,365,959      1,830,882      1,116,510           5,313,351     (2,059,428)          3,253,923
                                  ------------   ------------   ------------        ------------   ------------        ------------

Income (loss) before taxes          (1,918,119)        97,950     (1,116,510)         (2,936,680)       130,596          (2,806,083)

Provision for income taxes              63,180         16,562                             79,742        (16,562)  (7)        63,180
                                  ============   ============   ============        ============   ============        ============

Net income (loss)                 $ (1,981,299)  $     81,387   $ (1,116,510)       $ (3,016,422) $     147,159        $ (2,869,263)
                                  ============   ============   ============        ============   ============        ============

Net loss per share,
  basic and fully diluted         $      (0.45)                                                                        $      (0.65)
                                  ============                                                                         ============
Weighted average number of
  common shares outstanding          4,416,988                                                                            4,416,988
                                  ============                                                                         ============

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


The purchase method of accounting conforms the accounting policies followed by the consolidated entities. There were no significant accounting policy differences or other items which required adjustment in the unaudited pro forma consolidated financial statements.

Effective July 27, 1999, Equitex, Inc. (the "Registrant", or the "Company") through its majority owned subsidiary, VP Sports, Inc. ("VP") and VP's wholly-owned subsidiary 9066- 8609 Quebec Inc., a Canadian corporation, acquired all of the outstanding common shares of Victoria Precision Inc. ("Victoria"), also a Canadian corporation, incorporated under the laws of the Province of Quebec, as well as the rights to a four-year international consulting and non-compete agreement for $3,966,600 ($6,000,000 CDN) in a transaction accounted for as a purchase. Of the total purchase price, $3,107,170 ($4,700,000 CDN) was paid in cash at the date of closing, and $859,430 ($1,300,000 CDN) was exchanged in the form of a 6%, promissory note, due in two equal installments of $429,715 at six months and twelve months following the closing date.

In order to finance the acquisition, in June 1999 VP authorized a private placement of up to 40 units in exchange for cash of $5,000,000. Each unit consists of 100 shares of $1,000 per share 8% secured convertible preferred stock, 12,500 shares of VP common stock at $2 per share, and warrants to purchase 287,500 shares of VP common stock at $.10 per shares. As of June 30, 1999, VP had sold 18.37 units for $2,269,250, and warrants to purchase 575,000 shares of VP common stock had been exercised resulting in proceeds of $57,500. Subsequent to June 30, 1999, VP sold an additional 17.38 units for $2,172,500, and warrants to purchase 1,725,000 shares of VP common stock had been exercised in exchange for $172,500.

As a result of the private placement of 35.75 units, the exercise of warrants to purchase 2,300,000 shares of VP common stock, and the issuance of 560,763 shares of VP common stock under an employment agreement entered in connection with the acquisition, the Company's investment in VP was reduced from approximately 87% at December 31, 1998, to approximately 35.7%.

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


NOTE 1:  PRO FORMA ADJUSTMENTS:

The following is a description of each of the pro forma adjustments:

(1) To reflect $2,345,000 of cash proceeds received from the sale of 17.38 units subsequent to June 30, 1999 and the exercise of warrants to purchase 1,725,500 shares of VP common stock.

(2) To reflect the July 27, 1999, acquisition of all the outstanding common stock of Victoria and the rights to a four-year international consulting and non-compete agreement in exchange for consideration of $3,966,600, which consists of $3,107,170 cash and a $859,430, 6%
         promissory note payable, which is due in two equal, semi-annual installments of $429,715. The acquisition price of $3,966,600 less the net book value of the assets acquired, was allocated as follows:


              Book value of net assets acquired                     $   800,777
              International consulting and non-compete
                agreement                                             2,688,800
              Other intangible assets                                   477,023
                                                                    -----------
             Purchase price                                         $ 3,966,600
                                                                    ===========

(3) To reflect the issuance of 560,763 shares of VP common stock, valued at $2 per share, and recognition of deferred compensation expense, under a three-year employment agreement.

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998


NOTE 1:  PRO FORMA ADJUSTMENTS (CONTINUED):

(4) To record amortization expense related to the intangible and other assets as follows:

         a. International consulting and non-compete agreement, valued at $2,688,800, amortized on a straight-line basis over 4 years.

         b. Other intangible assets valued at $477,023, amortized on a straight-line basis over 15 years.

(5) To record interest expense on the 6%, $859,430 promissory note payable to the sellers.

(6)      To record compensation expense under a three-year employment agreement.

NOTE 2: ACCOUNTING ADJUSTMENTS TO REFLECT THE COMPANY'S INVESTMENT IN VP SPORTS, INC.:

The following is a description on each of the pro forma adjustments to reflect the change in the Company's accounting for its investment in VP to the equity method of accounting from consolidation:

(7) As described above, In connection with VP's private placement of units and the related exercise of warrants to purchase common stock of VP, and certain other equity transactions, the Company's ownership interest in VP was reduced from approximately 87% at December 31, 1998, to approximately 35.7%.

         Because the Company's ownership interest in VP was reduced to less than 50% of the outstanding common stock of VP, the Company changed its method of accounting for its investment in VP (which includes VP's wholly-owned subsidiaries 9066-8609 Quebec Inc. and Victoria), from consolidation to the equity method of accounting.

                         EQUITEX, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS

                       AS OF AND FOR THE SIX MONTHS ENDED
             JUNE 30, 1999, AND FOR THE YEAR ENDED DECEMBER 31, 1998

NOTE 2: PRO FORMA EFFECTS OF ACCOUNTING FOR THE COMPANY'S INVESTMENT IN VP SPORTS (CONTINUED):

         At June 30, 1999, an entry has been recorded to reflect the Company's equity investment in VP Sports of $3,415,823. For the six months ended June 30, 1999, and the year ended December 31, 1998, entries have been recorded to reflect the Company's 35.7% equity interest in the earnings of VP Sports, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EQUITEX, INC.



Date: October 12, 1999                 By: /s/ Thomas B. Olson
                                           --------------------------
                                           Thomas B. Olson, Secretary